Exhibit 99.4

FIRST AMENDMENT TO VOTING AND JOINT SOLICITATION AGREEMENT

This First Amendment to the Voting and Joint Solicitation Agreement, dated as of April 22, 2011 (the “Amendment”), is made by and among Metropolitan Venture Partners II, L.P. (“MetVP II”), Metropolitan Venture Partners (Advisors), L.P. (“MetVP Advisors”), Metropolitan Venture Partners Corp. (“MetVP Corp.”, and, together with MetVP II and MetVP Advisors, the “MetVP Entities”), Michael Levin, Tall Oaks Group LLC (“Tall Oaks”), Lawrence D. Hite, Thomas C. Lund, Carol A. Lund, Craig W. Thomas, Bradley M. Tirpak and S.A.V.E. Partners III, LLC (“SAVE” and, collectively with the MetVP Entities, Messrs. Levin, Hite, Lund Thomas, Tirpak and Mrs. Lund, the “Parties,” and each a “Party”), each solely in his, her or its capacity as a beneficial owner of shares of common stock, par value $0.0001 per share (the “Shares”), of Direct Insite Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, SAVE, the MetVP Entities and Messrs. Levin, Hite, Lund, Thomas and Tirpak entered into the Voting and Joint Solicitation Agreement (the “Agreement”), dated as of April 22, 2011;

WHEREAS, the address set forth across from Mr. Lund’s name on Appendix II to the Agreement is incorrect;

WHEREAS, the 403,633 Shares set forth across from Mr. Lund’s name on Appendix II to the Agreement are not beneficially owned by Mr. Lund, but are directly owned by Mrs. Lund;

WHEREAS, the Parties wish to amend the Agreement to make Mrs. Lund a Party thereto;

WHEREAS, the Parties wish to amend Appendix II to the Agreement to reflect the change in address and the change in ownership of the 403,633 Shares.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Amendments to the Agreement.  Appendix II to the Agreement shall be amended and restated in its entirety in the form attached hereto as Appendix II.

2.   Acceptance of Terms of the Agreement.  Mrs. Lund hereby (a) agrees and accepts to be bound by all of the terms and conditions set forth in the Agreement and (b) makes all of the representations and warranties set forth in the Agreement with respect to the Shares directly owned by her.

3.   Governing Law.  This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

4.   Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not affect the interpretation hereof.

5.   Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Metropolitan Venture Partners II, L.P.

By:	Metropolitan Venture Partners (Advisors), L.P., its general partner

By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

Metropolitan Venture Partners (Advisors), L.P.

By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

Metropolitan Venture Partners Corp.

By:	/s/ Michael Levin
	Name:	Michael Levin
	Title:	Vice President of Finance

/s/ Michael Levin
Michael Levin

Tall Oaks Group LLC

By:	/s/ Lawrence D. Hite
	Name:	Lawrence D. Hite
	Title:	Managing Member

/s/ Lawrence D. Hite
Lawrence D. Hite

/s/ Carol A. Lund
Carol A. Lund

/s/ Thomas C. Lund
Thomas C. Lund

/s/ Craig W. Thomas
Craig W. Thomas

/s/ Bradley M. Tirpak
Bradley M. Tirpak

S.A.V.E. Partners III, LLC

By:	/s/ Craig W. Thomas
	Name:	Craig W. Thomas
	Title:	Managing Member

APPENDIX II

Stockholder	Notice Information	Shares of Common Stock Directly Owned	Shares of Common Stock Beneficially Owned
Metropolitan Venture Partners II, L.P.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201	2,315,790

Metropolitan Venture Partners (Advisors), L.P.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201		2,315,790

Metropolitan Venture Partners Corp.	590 Madison Avenue 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201	90,395	2,406,185

Michael Levin	590 Madison Ave 34th Floor New York, NY 10022 phone: 212-561-1219 fax: 212-561-1201	2,000	2,408,185

Tall Oaks Group LLC	205 Lexington Avenue 8th Floor New York, NY 10016 phone: 212-561-1202 fax: 212-561-1201	78,187

Lawrence D. Hite	205 Lexington Avenue 8th Floor New York, NY 10016 phone: 212-561-1202 fax: 212-561-1201	179,424	2,663,796

Stockholder	Notice Information	Shares of Common Stock Directly Owned	Shares of Common Stock Beneficially Owned

Thomas C. Lund	801 Laurel Oak Drive, #102 Naples, FL 34108 phone: fax:		403,6331

Carol A. Lund	801 Laurel Oak Drive, #102 Naples, FL 34108 phone: fax:	403,633

Craig W. Thomas	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 203-542-7330		585,348

Bradley M. Tirpak	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 212-533-6940		585,348

S.A.V.E. Partners III, LLC	500 West Putnam Avenue, Suite 400 Greenwich, CT 06830 phone: 203-542-7330	585,348

1 Shares are directly owned by Carol A. Lund.